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                                                                    EXHIBIT 10.6

               INTEGRATED MEDICAL CENTER MANAGEMENT AND SECURITY
                                   AGREEMENT

THIS INTEGRATED MEDICAL CENTER MANAGEMENT AND SECURITY AGREEMENT (the "Agreement") is entered into as of _______ day of ____________, 19_____, by and among Complete Wellness Centers, Inc., a Delaware corporation ("CWC"), ((Company)), a sole proprietorship, partnership, business or professional corporation (the "Existing Chiropractic Practice"), having its principal office(s) at ((Address1)), ((City)), ((State)) ((PostalCode)) (the "Office Space"); ((Title)) ((First_Name)) ((Last_Name)), (the "Client"), an individual licensed to practice chiropractic in the State of ((State)), and who owns or controls the Existing Chiropractic Practice; and a corporation to be formed and owned by such Client (the "Administrator"). The Administrator, Client, and Existing Chiropractic Practice shall be referred to herein collectively as (the "Affiliated Parties").

WHEREAS CWC provides management services to various health care companies; and

WHEREAS, CWC desires to provide management services to a professional or business corporation to be formed ("Medcorp") which shall offer medical and chiropractic services, including primary and specialty care, at the Office Space, all in accordance with applicable federal and state laws, rules and regulations (the "Integrated Medical Center"); and

WHEREAS, CWC and Medcorp have entered into or shall enter into a contract for goods and services whereby CWC shall receive fair market value for those goods and services rendered by CWC to Medcorp; and

WHEREAS Client shall be employed by Medcorp in his/her capacity as a chiropractor; and

WHEREAS the Existing Chiropractic Practice and/or Client owns the Office Space and all the equipment contained therein (the "Equipment") or owns the respective leasehold rights thereto; and

WHEREAS Client shall lease, or cause the Existing Chiropractic Practice to lease said Office Space and Equipment to CWC; and

WHEREAS CWC shall lease such Office Space and Equipment to the Medcorp on a fair market value basis; and

WHEREAS, CWC shall render valuable services to Administrator on an ongoing basis. CWC shall receive as consideration for its services the following fees from Administrator:

- Enrollment Fee: $500 (one time only) payable upon execution of the Agreement.

- Operations Fee: $250 per month for the term of the Agreement, commencing on ______________,19____.

- Integration Fee: 20% (15% if the Initial Term is 10 years) of the sum of the collected CWC Revenues and Medcorp Expenses (see definition in paragraph 5.a.4.ii) until such sum is equal to $500,000 for any year of the Agreement. For the remainder of that particular year, the Integration Fee shall be reduced to 10%, for all sums in excess of $500,000. Such fee shall be payable monthly during the term of the Agreement.

WHEREAS, Administrator shall receive as compensation for its services all CWC Revenues defined as all management fees and lease income earned by CWC from Medcorp based on a fair market value of goods and services but remitted only when actually collected by CWC;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as described herein.

1. TERM

         The initial term of the Agreement shall commence on the date hereof and, unless earlier terminated as provided herein or extended by mutual agreement, shall end on (please check option) (option 1 [ ], Five (5) years from the date commencing ninety (90) days after medical services are first rendered at the Integrated Medical Center (the date medical services are first rendered shall be referred to herein as the "Integration Date") or option 2
[ ], ten (10) years from the date commencing ninety (90) days after the Integration Date) ("Initial Term"). At the end of the Initial Term of the Agreement, and upon mutual agreement of the parties hereto, the Administrator shall have the option to renew the Agreement for four (4) subsequent five (5) year term(s) (the "Renewal Term(s)") after the expiration of the Initial Term upon the same terms and conditions contained herein except as modified by Paragraph 5.b.1. The Renewal Term options shall be deemed automatically exercised unless written notice of termination is given by any party hereto not less than thirty (30) days prior to the expiration of the Initial Term or the particular Renewal Term.

2. GENERAL PROVISIONS

         a. Establishment of the Integrated Medical Center. Within thirty (30) days of execution of the Agreement, the following information (collectively "Verification") must be submitted by the Affiliated Parties to and be approved by CWC prior to the establishment of an Integrated Medical Center:

         -       profiling of the Existing Chiropractic Practice,
         -       credentialing of the Client,
         - landlord written approval of the establishment of an Integrated Medical Center at the Office Space,

Within one hundred twenty (120) days of execution of the Agreement, CWC shall provide to the Affiliated Parties and Medcorp the services required for the establishment of an Integrated Medical Center and the commencement of medical and chiropractic services at the Integrated Medical Center. Any delay of the submission of information necessary for Verification by the Affiliated Parties shall result in like delay in the Integration Date.

         b. Employment Agreement. On or before the Integration Date, Client shall execute an employment agreement with Medcorp for the rendering of services within the scope of the Client's license to Medcorp under such terms and conditions as are acceptable to all parties hereto. In addition, Client shall be paid bonuses throughout the employment term which shall be acceptable to the Medcorp and all parties hereto. The term of employment shall be coterminous with the Agreement.

         c. Office Space and Equipment. The Client and/or Existing Chiropractic Practice, as the case may be, hereby leases to CWC the Office Space (subject to landlord's approval) and the Equipment at the lease rate of $1.00 per annum for a term that is coterminous with this Agreement. The Client and/or Existing Chiropractic Practice, as the case may be, hereby authorizes CWC to lease to Medcorp the Office Space (subject to Landlord approval) and Equipment as required by Medcorp to operate as an Integrated Medical Center at the Office Space for a term which shall be coterminous with this Agreement and for such good and valuable consideration as is provided for in the Medical Office Sublease (the "Medical Office Sublease") and the Equipment Sublease (the "Equipment Sublease") between CWC and Medcorp. In the event that such Office Space and Equipment are in need of replacement or supplementation for any reason, Administrator shall replace or supplement the same (with CWC's written approval with respect to an addition or replacement to the Office Space) to the extent necessary.

         d. Ratification of Agreement. The parties hereto agree and acknowledge that the Administrator is either an existing entity or an entity to be formed by the Client. Client shall provide CWC with a valid Certificate of Incorporation or Certificate of Good Standing for the Administrator and shall cause the Agreement to be ratified by Administrator.

3. CWC OBLIGATIONS

         a. General. In order to allow the Integrated Medical Center to be operated on an efficient basis, CWC will provide the following services, in its discretion and its cost, (except where otherwise noted) to the Affiliated Parties and Medcorp, as set forth below:

                 1) Consultation. During the term of the Agreement CWC will provide consultation and seminars on non-medical matters related to the Integrated Medical Center including, but not limited to, billing and collection, practice development, protocols, training the professionals, marketing, advertising, etc.





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                 2)  Loan to Medcorp. Within five (5) days of satisfactory
Verification (or sooner upon mutual agreement), CWC shall make available funding of up to Forty Thousand Dollars ($40,000) at an interest rate of ten percent (10%) per annum to Medcorp (the "Loan") during the first ninety (90) days after the Integration Date (the "Transition Period") for the purpose of providing the below listed items to Medcorp, subject to Administrator's and CWC's approval and subject to the execution by Medcorp of such documentation as is usual and customary for loans of such a nature, including, but not limited to, a promissory note (the "Note") and a blanket lien on all Medcorp's assets. Administrator agrees that a portion of the Loan shall be used for the purpose of advancing the salary of the medical doctor employed by the Medcorp during the Transition Period and that the balance shall be used by CWC on Medcorp's behalf, to furnish and equip the Medcorp as described herein:

         Equipment and supplies including any additional computer hardware required; leasehold improvements; signage; marketing, advertising; payment of salary to medical doctor(s) during the Transition Period and miscellaneous.

         CWC shall furnish Administrator and Medcorp with invoices and/or other appropriate documentation evidencing an expenditure of up to Forty Thousand Dollars ($40,000). Repayment of the Loan and interest thereon is waived during the Transition Period. Thereafter, interest payments only shall be paid monthly for the next nine (9) months. Payments of principal plus interest thereon shall commence on the twelve (12) month anniversary of the Integration Date and shall be paid monthly thereafter in forty eight (48) equal, consecutive payments.

         In the event that this Agreement terminates sooner for whatever reason, the Note from Medcorp shall become immediately due and payable. This Note shall be personally guaranteed by the Client. The Administrator shall grant a secured lien to CWC against all fees due from CWC.

         In the event the Administrator elects not to utilize the Loan, the costs referenced above shall be the sole responsibility of the Administrator, with the exception of the payment of salary to the medical doctor during the Transition Period. With respect to the payment of salary to the medical doctor, the Administrator shall advance the necessary funds to the Medcorp ("Administrator Advances"). Such Administrator Advances shall be promptly repaid as funds become available to Medcorp as a result of collections.

                 3) Payment of Costs and Expenses. Until such time that the Medcorp generates cash receipts sufficient to cover Medcorp Expenses or in the event that the Medcorp is operating at a deficit, CWC may, in its sole discretion, fund said costs, operating deficits and expenses. Such advances (the "Advances") must be collateralized by the appropriate security as determined in CWC's sole discretion and shall bear interest at the rate of ten percent (10%) per annum. This subparagraph shall not be applicable to any Loan drawdowns. Such Advances shall be repaid upon termination of the Agreement, or upon expiration of the Initial Term, whichever is sooner.

                 4) Credentialing. Until the completion of the Transition Period, CWC will be responsible for the costs of credentialing of all Professional Employees.

                 5) Computer Software. Prior to the Integration Date, CWC shall provide the initial software, installation, and initial training (up to eight
(8) hours) to be used in the Integrated Medical Center. Any subsequent training shall be at the Administrator's sole expense.

                 6) Forms, Stationery and Business Cards. CWC shall provide the initial starter kit of forms to be used by the Integrated Medical Center. CWC shall also provide a thirty (30) day initial supply of stationery and business cards.

                  7) Legal Support and Documentation. CWC shall cause to be prepared the legal documentation required to establish an Integrated Medical Center including, but not limited to, the formation of Medcorp (as a business or professional corporation depending on state law), the formation of Administrator, the execution of the Management and Security Agreement between CWC and Medcorp (the "Management Agreement) and the provision of medical and other professional employment and consulting contracts. CWC shall cause on-going legal support and updates to assist the Administrator in complying with legal, regulatory, protocol and insurance requirements to be provided.

                  8) Advertising and Practice Development Support. CWC shall provide Medcorp and Administrator with selected resources in the field of promotion/advertising by making advertising programs, group purchasing power, practice development support, and Professional Employee identification available to Medcorp and the Administrator. CWC shall use the funds from the Collective Advertising Fee to provide such advertising and publicity campaigns (See paragraph 5.a.3).

                  9) Managed Care Contracts. CWC shall exercise best efforts to make managed care contract arrangements available to the Medcorp. CWC reserves the right to contract with one or more managed care entities on behalf of the Medcorp and to negotiate a payment rate with respect to any and all such contractual arrangements, subject to Medcorp and Administrator's approval. Although CWC shall be obligated under such contracts, said contracts shall be subject to Administrator's prior approval.

                 10) Professional Employees. CWC shall assist in locating, recruiting and training (in non-medical matters) Professional Employees on Medcorp's behalf and upon selection of such Professional Employees, assist in negotiating the terms of their employment, with Administrator's approval, on Medcorp's behalf. Professional Employees are defined as all licensed health care providers. Costs of recruitment of Professional Employee(s) shall be borne by the Administrator.

                 11) Sale of Equipment. CWC shall cause Medcorp to sell to Administrator, upon termination of the Initial Term or the Renewal Term(s) of the Agreement and upon repayment of the Loan and Advances, all non-proprietary equipment purchased from the proceeds of the Loan for the sum of One Dollar ($1).

4. ADMINISTRATOR OBLIGATIONS

         a. General. CWC hereby exclusively retains the Administrator, and the Administrator hereby accepts such retention to provide such services as may be necessary or appropriate to meet the daily operational, practice development, and administrative requirements of the Medcorp. Such services shall include but are not limited to marketing and promotion of the Medcorp's practice, practice development, supervision of non-professional personnel, facilities administration, purchasing, billing, collections and causing the provision of legal and accounting services. The administrative services are to be performed by the Administrator acting in its best judgment; however, Administrator shall abide by all operating protocols, procedures, reports and disclosure requests established jointly by Medcorp, CWC and the Administrator. The Administrator shall provide the following in its discretion and at its costs (except where otherwise noted) to Medcorp as set forth below:

                 1. Record-Keeping and Information Provision. The Administrator shall use the computer software provided by CWC to maintain accurate records of Medcorp's operation, including, but not limited to, records related to revenues, expenses, taxes, inventory, fixed assets, personnel matters, patient records, billing and collection, patient visits and scheduling, and shall obtain all required licenses and permits where appropriate.

                 2. Billing and Collecting. The Administrator shall be responsible for the billing and collection for services rendered at the Medcorp and shall bill on behalf of the Medcorp for all such services.

                 3. Name of Integrated Medical Center. The Administrator shall maintain appropriate and independent telephone listings, etc. in order to identify the Integrated Medical Center as of the Integration Date. The Integrated Medical Center's name shall be used on all signage, stationary, and other forms of identification. The Existing Chiropractic Practice may continue to maintain its identification and advertise its telephone number at its own expense.

                 4. Professional Personnel Matters. Hiring and firing of Professional Employees shall be the sole responsibility of the Medcorp. The form and content of all agreements relative to the hiring and firing of such Professional Employees and the review of credentialling applications shall be subject to the joint input, guidance and approval of CWC, Medcorp and the Administrator.

                 5. Credentialing. Subsequent to the Transition Period, Administrator will be responsible for the costs of credentialing of all Professional Employees through a credentialing firm selected by CWC at a cost not to exceed $100.00 per Professional Employee.





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                 6.  Non-Professional Personnel Matters. Hiring decisions
relative to non-Professional Employees shall be the sole responsibility of the Administrator and such employment costs shall be the obligation of the Administrator.

                 7. Computer Systems. Subsequent to the initial installation and training in the use of software by CWC, the Administrator shall maintain and repair, add, replace and upgrade computer software and pay any software maintenance and licensing fees. The cost of such software support, updates, maintenance and training will be borne by the Administrator. (The Administrator agrees that all trainee personnel are required to be computer literate to the extent that he/she understands computer system fundamentals and has worked with computer systems in the past). The Administrator shall also pay communication costs (i.e. telephone, internet) for such computer hardware and software, the cost of which will be dependent on the size of the practice and system usage. The Administrator shall also pay for the hardware support and maintenance. The Administrator shall cooperate in the conversion to and use of such software for the Integrated Medical Center. CWC reserves the right, in its sole and absolute discretion, to install software of its own choosing.

                 8. Equipment, Supplies, Furnishings and Fixtures. The Administrator shall have the obligation to order such supplies, including medical supplies as requested by Medcorp, and maintain and repair such Equipment, furnishings, and fixtures and to replace and add Equipment furnishings, and fixtures to meet the reasonable needs of the Medcorp and to cause it to present a clean and attractive appearance.

                 9. Stationery/Business Cards, Billing Forms. Commencing thirty
(30) days after Integration, the Administrator will be responsible for the ordering of all stationery, business cards, and billing and collection forms previously approved and provided by CWC. CWC has negotiated a group purchasing agreement with a supplier and shall order such supplies for Administrator on request.

                 10. Continuing Education. The Administrator will be responsible for the establishment of a policy to cause all Professional Employees to meet their respective obligations concerning continuing educational requirements under applicable law and licensure standards.

                 11. Scheduling. The Administrator will schedule patient visits and activities at the Professional Employee's request.

                 12. Training. During the term of the Agreement, the Administrator will be responsible for determining the training needs of its staff and shall pay for the cost of travel, lodging, meals of all non-medical personnel to attend seminars to be trained in systems, procedures and protocols of the Integrated Medical Center.

                 13. Insurance Coverage.

                          a. Malpractice Insurance. Administrator, at the
Medcorp's sole cost and expense on or before the Integration Date, shall provide (unless otherwise provided by Professional Employee and as approved by CWC) keep and maintain throughout the entire term of the Agreement, professional liability insurance coverage on the Medcorp and all applicable Professional Employees in the minimum amount of One Million Dollars ($1,000,000.00) for each occurrence and Three Million Dollars ($3,000,000.00) in the aggregate or as legally required, whichever amount is greater, underwritten by a company licensed to do business in the state of Medcorp's incorporation. The insurance policy or policies so obtained shall name the Administrator and CWC as an additional insured party thereunder where permitted. Administrator shall provide to CWC a certificate of insurance evidencing such coverage. Such policy or policies shall also provide that at least thirty (30) days advance written notice from the insurer as to any alteration of coverage, cancellation or other termination be given the Administrator and CWC and to any other person or entity designated by CWC. In the event the Administrator does not provide the required professional liability insurance coverage, CWC shall provide such insurance coverage to Medcorp at Medcorp's sole cost and expense.

                          b. Other Insurance. The Administrator, at its sole
cost and expense on or before the Integration Date, shall maintain insurance on the Medcorp's behalf with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, including business interruption insurance, which insurance may provide for reasonable deductibility from coverage thereof. The insurance policy or policies so obtained shall name the Administrator and CWC as an additional insured party thereunder where permitted. The Administrator shall provide to CWC a certificate of insurance evidencing such coverage. Such policy or policies shall also provide for at least thirty (30) days advance written notice from the insurer as to any alteration of coverage, cancellation or other termination be given the Administrator and CWC and to any other person or entity designated by CWC. In the event the Administrator does not provide adequate insurance as determined by CWC in its sole discretion, CWC shall provide such insurance coverage to Medcorp, at Medcorp's sole cost and expense.

                 14. Individual Permits/Licenses. The Administrator will be responsible for ensuring the maintenance of all permits and licenses required to be maintained by the Medcorp and by Professional Employees employed by the Medcorp during the period of time such Professional Employees provide services thereat.

                 15. Payroll Taxes. The Administrator represents and warrants to CWC each of the following, and shall indemnify CWC and Medcorp and their respective officers and directors and hold them harmless from all liabilities, claims, losses, costs and expenses, including without limitation, attorneys' fees and disbursements, arising out of or resulting from the breach by Administrator of any of the following with respect to Medcorp. This subparagraph shall survive termination of the Agreement:

    - Administrator, on behalf of Medcorp, will at all times remain current in payments, with respect to all taxes, including payroll taxes.

    - Administrator, on behalf of Medcorp, shall execute an IRS form Power of Attorney in favor of CWC for the purpose of directing the IRS to send copies of all notices to CWC.

    - Administrator, on behalf of Medcorp, shall at Medcorp's cost and expense, retain the services of a payroll service with notice to CWC of default by Medcorp to pay any payroll taxes when due.

                 16. Advertising and Practice Development. The Administrator shall be responsible for such practice development and advertising services as the Administrator may determine from time to time to be reasonably necessary for the promotion of a healthcare practice, including liaison to the community in order to apprise individuals and groups of the nature and availability of professional services thereat.

                 17. Vendors. The Administrator shall supply CWC with a list of its utility suppliers and its landlord and request said vendors and landlord to furnish CWC with notice concerning late payments by Administrator.

         b. Operating Expenses. Except as set forth herein, the Administrator shall be responsible for the payment of all of the costs, expenses and taxes incurred in connection with the operation of Administrator including salaries, payroll taxes, benefits, bonuses, rent, practice development and advertising, supplies, maintenance, continuing education (including travel expenses related thereto), postage, travel and entertainment, Equipment rental, interest, lease payments, and all other valid Administrator expenses, and, except as otherwise provided for herein, shall have the sole and exclusive right to decide whether and to what extent such expenses are to be incurred.

         c. Obligations For Payment. Notwithstanding any provision herein to the contrary, in the event any item is not paid by Administrator, CWC has the right, but not the obligation, to make payment on such account on behalf of the Administrator and to charge any such amount to the Administrator. Such amount shall be deducted from the Administrative Fee.

         d. Applicable Laws and Regulations. The Administrator shall manage the operations of the Medcorp in accordance with the requirements of applicable law and professional standards. The laws and regulations with which the Administrator shall insure compliance include, but are not limited to, all applicable state and federal statutes, permit and licensing requirements, state and federal anti-kickback regulations, self-referral and disclosure requirements and prohibitions.

         e. Security Interest. So long as any amount of the Loan, interest thereon, or any other sum which may be due under the Agreement remains unpaid, CWC shall have, and Administrator hereby grants, a continuing security interest in all Administrative Fees (except as otherwise prohibited by law) due Administrator, from the date of the Agreement or hereafter acquired, evidencing any obligation to





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Administrator and all accessions thereto, substitutions therefor and replacements, products and proceeds thereof. Administrator agrees that from time to time, at the expense of Administrator, Administrator shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that CWC may reasonably request, in order to perfect any security interest granted or purported to be granted by Administrator herein or to enable CWC to exercise and enforce its rights and remedies hereunder with respect to the collateral in which a security interest has been granted.

5. COMPENSATION

         a. Compensation to CWC. In consideration of and as reimbursement of expenses incurred in the provision of services to the Administrator as provided for herein, Administrator shall pay to CWC the following:

                 1. Enrollment Fee. Upon execution of the Agreement, the Existing Chiropractic Practice shall pay CWC a Five Hundred Dollar ($500) one-time start up fee ("Enrollment Fee") in order to defray the costs of Verification.

                 2. Operations Fee. As a minimum guaranteed payment for goods and services provided by CWC, Administrator shall pay CWC a Two Hundred and Fifty Dollar ($250) fee ("Operation's Fee") which shall be paid monthly for the term of the Agreement and shall be due no later than the tenth (10th) day of each month.

                 3. Collective Marketing Fee. During the term of the Agreement, Administrator shall pay to CWC Two Hundred Dollars ($200) per month which shall be paid no later than the tenth (10th) day of each month beginning the sixth (6th) month after the Integration Date. CWC shall deposit such funds into a designated and segregated account to be solely used by CWC for regional and/or national advertising and public relations campaigns ("Collective Advertising").

                 4. Integration Fee. During the term of the Agreement, Administrator shall pay to CWC, a fee ("Integration Fee") equal to 20% (15% if the Initial Term is ten (10) years) of the sum of the items listed below until such sum equals $500,000. Thereafter,, for any year of the Agreement that the sum of the items listed below exceeds $500,000, the Integration Fee for the remainder of that particular year shall be reduced to 10%.

(i)      collected CWC Revenues (as defined in the recitals).

(ii) Medcorp Expenses ("Medcorp Expenses") which shall include, but not be limited to:

                 - Payroll or other compensation of Professional Employees, payroll taxes, payroll service fees, unemployment insurance, or other withholdings.

                 - Compensation in an amount up to Two Thousand Four Hundred Dollars ($2,400) per annum to a licensed medical doctor for serving as Medcorp's shareholder (in the case where Medcorp is a professional corporation as required by state law), payable monthly.

                 - Employee benefits of the Professional Employees (as determined by Medcorp with Administrator and CWC's approval).

                 - Professional liability (malpractice) or other insurance (in the case where Administrator fails to provide the required coverage for Medcorp.)

                 -        Bank fees or lockbox fees.

                 -        Loan interest payments.

Medcorp Expenses shall not include CWC Revenues. The Integration Fee shall be payable no later than the tenth (10th) day of each month.

                       5. Miscellaneous. A late charge of one and one half percent (1.5%) per month shall be added to the monthly payment for each and every month that any or all of Operations, Collective Marketing, and Integration fees are late. The Enrollment, Operations, Collective Marketing, and Integration fees (collectively the "CWC Fees") are nonrefundable except as provided for herein.

         b. Compensation to Administrator

                 1. Administrative Fee. In consideration of and as reimbursement of expenses incurred in the provision of administrative services to Medcorp as provided for herein, CWC shall pay to Administrator a fee ("Administrative Fee"). The Administrative Fee shall be remitted to Administrator monthly based on provisional calculations which shall be subject to correction from time to time thereafter, but in any and all events, as soon as reliable financial information is available at the end of each quarter. The Administrative Fee shall be equal to all of CWC's Revenues but remitted only when actually collected by CWC. The Administrator agrees and acknowledges that for accounting purposes, the Administrative Fee shall be divided into two components: fees received as a result of management services rendered and fees received as a result of leasing the Office Space and the Equipment.

                 2. Equity Incentive. In the event that CWC's shares are publicly traded at any time while the Agreement remains in effect, then subject to applicable federal and state statutes, laws and regulations, CWC shall establish an option program for the benefit of current and future clients (including the Client) and for the current and future Professional Employees of those corporations with which CWC is in privity.

                 3. Severance. Upon termination of the Agreement, CWC shall pay Administrator an amount equal to eighty percent (80%) of CWC's accounts receivable due from Medcorp less the balance due Medcorp or CWC from Administrator pursuant to any outstanding liability under the Agreement, including but not limited to the Loan, Advances and CWC Fees.

6. BANK ACCOUNTS

         a. Bank Account. All funds collected by the Administrator for the account of the Medcorp shall be deposited in a bank account maintained by the Administrator for and in the name of the Medcorp ("Medcorp Account"). The Administrator shall transfer all funds, after payment of Medcorp expenses, from the Medcorp to a second bank account maintained by the Administrator for CWC ("CWC Account"). Such transfer shall be subject to periodic adjustment, at least quarterly, to reconcile such transfer with the amount owed to CWC by Medcorp pursuant to the Management Agreement between Medcorp and CWC. The Administrator may withdraw from the CWC account the Administrator's Fee due to the Administrator. The Administrator shall provide CWC with a reconciled monthly statement of both accounts, including a statement of all fees paid monthly to the Administrator from the CWC account. CWC has the right, but not the obligation, to debit either account for any unpaid obligations of the Medcorp or Administrator.

7. COVENANTS

         a. Administrator's Covenants. Administrator hereby agrees and covenants that:

                 1. The Administrator shall conduct itself in a professional manner in managing the Medcorp's affairs .

                 2. The Administrator shall act in good faith and apply as much time and effort to the administration of the Medcorp as was applied to the Existing Chiropractic Practice during the year preceding the Agreement.

         b. Client's Covenants.  Client hereby agrees and covenants that:

                 1. Client shall conduct himself/herself in a professional manner with respect to the Administrator's, CWC's and Medcorp's affairs.

                 2. During the Initial Term and Renewal Terms of the Agreement, Client shall continue to practice and perform in Medcorp in the same manner as he/she did at the Existing Chiropractic Practice during the year preceding the Agreement. In the event that Client wishes to limit or curtail his/her practice then he/she, with CWC's approval of such chiropractor (which shall not be unreasonably withheld), may hire a chiropractor to replace him/her with regard to rendering chiropractic services at Medcorp.





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                 3. Client hereby authorizes CWC to perform any such credit reference investigations that CWC (at its own cost) in its sole discretion deems necessary.

                 4. Client agrees and acknowledges that the rent owing to the Client or the Existing Chiropractic Practice, as the case may be, by CWC, if any, shall be subject to actual collection of rent by CWC from Medcorp as provided for in the Medical Office Sublease and the Equipment Sublease respectively.

8. TERMINATION

         a. Termination by CWC. CWC may, at any time at its election, terminate the Agreement by delivering written notice of termination to the Administrator upon the occurrence of any of the following events:

                 1. any misallocation, misappropriation or other diversion or misapplication by the Administrator of funds received by or for the Medcorp and/or CWC;

                 2. a material breach by the Administrator of any of the obligations established hereunder which cannot be corrected or, if such breach can be corrected, if after ten (10) days' written notice from CWC, such breach has not been corrected by the Administrator;

                 3. the dissolution, liquidation or bankruptcy of the Administrator, the appointment of a receiver for the assets of the Administrator, assignment by the Administrator of assets for the benefit of creditors or any action taken or suffered by the Administrator (with respect to the Administrator) under any bankruptcy or insolvency act;

                 4. the death of the Administrator's managing shareholder and/or Client;

                 5. any act or practice by the Administrator and/or Client which is damaging or detrimental to the business or reputation of CWC or the Medcorp, as determined in CWC's sole discretion, any illegal acts, actual or threatened violation of applicable federal or state laws or regulations;

                 6. the failure by the Administrator and/or Client to meet material standards of managed care payers;

                 7. the failure by Administrator and/or Client to meet or maintain Verification standards;

                 8. the failure by the Administrator and/or Client to be authorized to conduct a business in the manner contemplated herein or qualified to maintain insurance coverage with respect thereto; or

                 9. failure to provide medical services at Medcorp for ten (10) consecutive business days as a result of the Administrator's failure to approve the requisite Professional Employee employment agreement(s).

         b. Termination by Affiliated Parties. The Affiliated Parties may, at their election, terminate the Agreement by delivering written notice to terminate to CWC upon the occurrence of any of the following:

                 1. at any time during the first five (5) business days after the execution of the Agreement,

                 2. a material breach by CWC of any of the obligations established hereunder which cannot be corrected or if such breach can be corrected, if after ten (10) days written notice from the Administrator, such breach has not been corrected by CWC.

         c. Effect of Termination. Expiration or early termination of the Agreement shall not relieve, release or discharge any party hereto from any obligation, debt or liability which may previously have accrued and which remains to be performed upon the date of termination.

9.  COVENANTS NOT TO COMPETE OR SOLICIT; TRADE SECRETS AND CUSTOMER LISTS.

         a. Affiliated Parties' Restrictions During the Term of the Agreement. During the term of the Agreement neither the Affiliated Parties, nor any shareholder or partner of the Affiliated Parties, shall operate, manage or otherwise be involved with any other entity which renders chiropractic or medical services within a ten (10) block radius if in an urban center, within a two (2) mile radius if in a suburban area, and within a five (5) mile radius if in a rural area of any Integrated Practice to which CWC is providing management services, either directly or indirectly (the "Restricted Area") with the exception of chiropractic services rendered through or by the Existing Chiropractic Practice. During the term of the Agreement, neither the Affiliated Parties, nor any shareholder or partner of the Affiliated Parties shall operate, manage or otherwise be involved with an integrated medical center without the written consent of CWC.

         b. CWC's Restrictions During the Term of the Agreement. During the term of the Agreement neither CWC, nor any officer or director, shall operate, manage or otherwise be involved with any other entity which renders chiropractic and/or medical services within the "Restricted Area" of the Medcorp.

         c. Affiliated Parties' Restriction after the Term of the Agreement. In the event that CWC terminates the Agreement pursuant to paragraphs 8a(1), 8a(2), 8a(3), 8a(5), 8a(6), 8a(7), 8a(8) or 8a(9) herein, then the Client agrees that for a period of two (2) years after such termination, neither the Affiliated Parties nor any entity in which the Affiliated Parties have an equity ownership either directly or indirectly, shall operate, manage or otherwise engage in the operation of any healthcare practice offering medical services, including primary and specialty healthcare within the Restricted Area. Client may, however, resume operation of his/her Existing Chiropractic Practice.

         d. Right of First Refusal. The Administrator or the Existing Chiropractic Practice shall afford CWC the right of first refusal with respect to any proposed sale of the Administrator or the Existing Chiropractic Practice or any controlling interest herein while the Agreement remains in effect. In the event that the Administrator or the Existing Chiropractic Practice receives or elicits a bona fide offer to purchase the Administrator or the Existing Chiropractic Practice or any controlling interest therein, it shall cause such offer to be communicated in writing to CWC, which shall thereupon have fifteen
(15) days after the receipt of the communication to match or decline to match the offer. If CWC shall decline to match the offer, the Administrator or Existing Chiropractic Practice, as the case may be, shall have ninety (90) days in which to close the transaction in accordance with the terms of the offer. If the transaction shall not have closed within such 90-day period, the Administrator or Existing Chiropractic Clinic shall be obliged to treat the offer as a new offer and to comply again with the provisions contained herein. In any event, this paragraph is subject to Paragraph 11(c).

         e. Confidential Information. All the parties hereto acknowledge and agree that each will have access to certain confidential information and trade secrets of the other. Such confidential information and trade secrets include but are not limited to the names of patients, forms, referral relationships, protocols, billing and collection procedures, managed care relationships, etc. The parties hereto further acknowledge and agree that each of them will not, at any time during or after the term hereof, in any fashion, form, or manner either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation in any manner whatsoever, such confidential information. During such period, each party hereto shall be deemed to have a vital and protectable interest in such information and shall be entitled to injunctive relief if necessary to protect against and remedy wrongful disclosure or use of such information.

         f. Irreparable Damage. The parties hereto acknowledge and agree that consideration has been given to the nature and scope of the business and activities of both the Affiliated Parties and CWC and that the covenants contained in this Paragraph 9 concerning territorial, substantive and time limitations are in all respects fair and reasonable in view of the facts involved. In the event that any court shall determine that the time, substantive and territorial limitations contained herein are not fair and reasonable, the Agreement shall nevertheless be enforced as to such time, substantive and territorial limits as are reasonable.

         g. Injunctive Relief. The parties further agree that in the event of the breach of any provision of the Agreement, and particularly Paragraph 9 hereof, each party shall be entitled to a permanent injunction or similar court order enjoining the breaching party from acting in a fashion contrary to Paragraph 9 and that pending such determination the breaching party shall accede to a temporary restraining order, without prejudice to any other rights that the non-breaching party may have, all at the breaching party's expense.

         h. Independent Agreement. The covenants contained in Paragraph 9 shall be construed as an independent agreement and the existence of any claim which the breaching party may have against the non-breaching party will not





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constitute a defense to the enforcement by the non-breaching party, by injunctive relief or otherwise, of the provisions of Paragraph 9.

         i. Continuation of Chiropractic Practice. All the foregoing not-withstanding, Client may, at his/her discretion, reactivate his/her chiropractic practice at any location upon termination of the Agreement for any reason whatsoever.

10.  REPRESENTATIONS

         a. FEP. Administrator hereby represents to CWC that neither the Medcorp nor any of its Professional Employees shall render diagnosis, treatment, or evaluation to insureds of any federal entitlement program such as Medicare, Medicaid, CHAMPUS and/or CHAMPVA ("FEP") without first obtaining written authorization from CWC. In the event that such treatment is rendered, CWC shall be provided with immediate notice at which time CWC may terminate the Agreement for cause at CWC's discretion. The parties agree that if a violation of this paragraph results in termination of the Agreement, then the party causing such breach shall be liable to the other parties for any and all damages caused and/or sustained, including, but not limited to, the payment of any fines, damages, attorneys fees, costs and expenses.

         b. Professional Services. Client may render healthcare services to any FEP insured patient under his/her own auspices and for his/her own benefit through the Existing Chiropractic Practice. However, Client shall cease rendering such services on his/her own behalf and render such services on behalf of Medcorp in the event that CWC has agreed in writing to the provision by Medcorp of such services.

         c. No Practice of Medicine. The parties hereto acknowledge that the parties hereto are not authorized or qualified to engage in any activity which may be construed or be deemed to constitute the practice of medicine. Therefore, and notwithstanding any provision or implication to the contrary herein, the Administrator shall not engage in any activity which shall or may be deemed to constitute the practice of medicine, nor shall it in any way supervise or determine the methods or standards of the medical care provided by the Medcorp's Professional Employees. Specifically, and without limitation, the Administrator shall not (a) determine whether or not or when a patient shall be admitted and/or discharged; or (b) determine or judge the standards and conduct of medical care set by the Medcorp's Professional Employees.

         d. No Referrals. Neither the Administrator nor CWC shall refer patients to the Medcorp.

         e. Access to Books and Records. The Medcorp and the Affiliated Parties agree to give to the other, or the other's designee, such access to its books, records and data as each may require including records related to the Existing Chiropractic Practice. The Existing Chiropractic Practice agrees to authorize CWC to perform any such audits that CWC in its sole discretion (and at its own cost) deems necessary. Any information so derived shall be subject to Paragraph 9e.

         f. Independent Contracting Parties. The Administrator and CWC are independent contracting parties and the relationship between them is that of a purchaser and an independent supplier of non-medical services respectively. Nothing in the Agreement shall be construed to create a principal-agent, employer-employee, master-servant, partner or joint venture relationship between them. The Medcorp shall, at all times, be the sole employer of its Professional Employees; arrange directly with such Professional Employees for all salaries and other remuneration; and be ultimately responsible for the payment of all applicable federal, state, or local withholding or similar taxes and provision of worker's compensation and disability insurance.

         g. Administration of Other Integrated Healthcare Facilities. The Affiliated Parties acknowledge and agree that CWC is free to enter into agreements similar to the one memorialized herein with other persons or other entities.

11.  MISCELLANEOUS

         a. Ancillary Services. Upon mutual agreement between CWC and Medcorp, CWC, through its subsidiaries or affiliated entities, may supply to the Administrator radiology, diagnostic and other ancillary services for use by the Medcorp. The Administrator shall provide to CWC such patient information and materials, including insurance information, as CWC shall require in order to provide for the proper billing of such services in accordance with applicable legal requirements and limitations.

         b. Compliance with Law. Upon written request of any regulatory agency, or any of their duly authorized representatives, the Administrator shall make available the contracts, books, documents and records needed to verify the nature, extent and cost of services provided hereunder. Such inspection shall be available for a period of seven years after the rendering of services under the Agreement. If the Administrator performs any of its duties hereunder through a subcontract with a value of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, the Administrator shall include this provision or one similar in character and content in such subcontract.

         c. Assignment. The Affiliated Parties shall not assign any of their respective rights, title and interest under the Agreement without the prior written consent of CWC. For purposes hereof, any issuance, reissuance, sale, assignment or other conveyance, or the issuance of warrants, options or rights to subscribe to, purchase or otherwise acquire any shares of stock in the respective Affiliated Parties or securities convertible into shares of their respective stock, or the entry into any contract regarding same shall constitute an assignment of the Agreement. Such purported assignment shall be null and void and of no effect whatsoever. The Affiliated Parties also agree that in the event of involuntary transfer of stock due to death of, or legal action against, any stockholder, at the election of CWC, the Agreement shall be deemed terminated unless otherwise agreed to in writing by CWC. CWC may assign any of its rights hereunder.

         d. Specific Performance. It is agreed that any breach or evasion of any of the terms of the Agreement by any party hereto will result in immediate and irreparable injury to the other parties, and recourse to injunction and/or specific performance, as well as to all other legal or equitable remedies to which such injured parties may be entitled, will be authorized under such circumstances.

         e. Indemnity. Each party hereto hereby agrees to indemnify, defend and hold the other harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees which arise out of or relate to any breach by the other of any of the terms and conditions in the Agreement; any negligent or intentional wrongful act of the other; any act or omission of the other which constitutes negligence; or any other act not authorized under the terms of the Agreement. If any party or any of its shareholders or affiliates is made a party to litigation or obligation or otherwise incurs any loss or expense as a result of the other's activities unconnected with the other's business hereunder, such parties shall forthwith upon demand, reimburse the other party or such individuals for any and all expenses incurred as a result thereof.

         f. Waiver of Breach. The parties understand and intend that each restriction agreed to hereunder shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restrictions. It is further understood that one or more, or all of such restrictions, may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in the Agreement shall be deemed a waiver of any future breach. Each party hereby acknowledges that it is fully cognizant of the restrictions set forth in the Agreement and agrees that these provisions shall survive the termination of the Agreement for any reason.

         g. Notices. Except as otherwise provided herein, all requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, by prepaid telex, telegram, FAX or mailed first class, postage prepaid, certified United States Mail, return receipt requested, to the party who is to receive such notice, request, demand or communication at such party's address as set forth herein. Any party hereto may change its address for notice by giving to the other party written notice of such change. Any notice given hereunder shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex, telegram or FAX, twenty-four (24) hours after sending, and (iii) if mailed, seventy-two (72) hours after the date of the mailing.

         h. Commitments Binding Only Upon Written Consent. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed that no party hereto shall have the right to make any contracts or commitments for or on behalf of any other party without the prior written consent of such other party.

         i. Time of Essence. Time is of the essence in regard to the obligations established hereunder. The parties hereto agree that they shall cooperate in good faith to accomplish the objectives of the Agreement and its related documents and take such further action as may be reasonably necessary to effectuate the terms, conditions and purposes of the Agreement.





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
         j. Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         k. Successors and Assigns. The provisions of the Agreement are intended for the regulation of relations among the parties hereto. The Agreement is not intended for the benefit of creditors or other third parties, and no rights are granted to such individuals or entities except where expressly referenced herein.

         l. Captions. The headings and captions herein are intended for convenience reference only, and shall not be deemed interpretative of the contents of such sections.

         m. Execution in Counterparts. The Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         n. Governing Law. All matters concerning the validity and interpretation of and performance under the Agreement shall be governed by the laws of the State of Maryland (without regard to the conflict of laws principles thereof) and venue shall be laid in Montgomery County.

         o. Arbitration. Except for any claim based on fraud or seeking injunctive relief, any controversy, dispute or disagreement arising out of or relating to the Agreement, or the breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration, which shall be conducted in Montgomery County, Maryland, in accordance with the National Health Lawyer's Association ("NHLA") Alternative Dispute Resolution Service Rules of Procedure of Arbitration. The courts located in Montgomery County, Maryland, shall have exclusive jurisdiction for the entry of judgment upon any award rendered by such arbitration panel. The parties hereto consent to such exclusive jurisdiction and venue.

         p. Attorneys' Fees. Anything to the contrary contained herein notwithstanding, in the event of litigation or arbitration between the parties hereto, with respect to the subject matter hereof, the prevailing party in such proceeding shall be entitled to an award of costs and fees, including reasonable attorneys fees, incurred by reason of such proceeding, including costs and fees on appeal, if any.

         q. No Act Contrary To Law. Nothing herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any statute, law, ordinance or regulation which is inconsistent with the Agreement, such statute, law, ordinance or regulation shall prevail, and, in such event, the provision herein in conflict automatically shall be curtailed, limited or eliminated to the extent necessary to bring it within legal limitations.

         r. Changes in Law and Regulations. In the event any applicable federal, state or local law or any regulation, order or policy issued under any such law is changed (or any judicial interpretation thereof is developed or changed) in a way which will have a material adverse effect on the practical realization of the benefits anticipated by one or more parties to the Agreement, the adversely affected party or parties shall notify the other party or parties in writing of such change and the effect of such change. The parties shall enter into good faith negotiations to modify the Agreement to compensate for such change. If an agreement on a method for modifying the Agreement is not reached within thirty (30) days of such written notice, the matter shall be submitted to a mediation with a single mediator for mediation in Montgomery County, Maryland, pursuant to the rules and procedures of the NHLA Alternative Dispute Resolution Service Rules of Procedure for Mediation.

         s. Force Majeure. If any party's ability to perform its obligations hereunder is limited or prevented in whole or in part due directly to acts of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), strikes and/or industrial dispute, delay on the part of a supplier or transportation delay, such party, without liability of any kind, shall be excused, discharged, and released from performance to the extent such performance is limited, delayed or prevented.





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
IN WITNESS WHEREOF, the undersigned have hereunto set their hands the day and year first above written.

COMPLETE WELLNESS CENTERS, INC. ("CWC")

By:
    --------------------------------------------------------
         (SIGNATURE)
Name:    E. Eugene Sharer
      ------------------------------------------------------
Title:   President
      ------------------------------------------------------
Address: 725 Independence Ave., S.E.
         ---------------------------------------------------
City, State, Zip:  Washington, D.C. 20003
                  ------------------------------------------
Telephone, Fax:  (202) 543-6800/ 543-5360
               ---------------------------------------------

"CLIENT"

((Title)) ((First_Name)) ((Last_Name))
-----------------------------------------------------------------------------
Address: ((Address1))
        ----------------------------------------------------
City, State, Zip:         ((City)), ((State)) ((PostalCode))
                 ------------------------------------------------------------
Telephone, Fax:  ((Phone))/((Fax))
               ---------------------------------------------
Social Security Number
                       -------------------------------------

"ADMINISTRATOR", A CORPORATION TO BE FORMED
By:
    --------------------------------------------------------
         (SIGNATURE)
Name:    ((Title)) ((First_Name)) ((Last_Name))
     ------------------------------------------------------------------------
Title:
      ------------------------------------------------------
Address: ((Address1))
        ----------------------------------------------------
City, State, Zip:         ((City)), ((State)) ((PostalCode))
                 ------------------------------------------------------------
Telephone, Fax:  ((Phone))/((Fax))
               ---------------------------------------------


"EXISTING CHIROPRACTIC PRACTICE"
By:
    --------------------------------------------------------
         (SIGNATURE)
Name:    ((Title)) ((First_Name)) ((Last_Name))
     ------------------------------------------------------------------------
Title:
      ------------------------------------------------------
Address: ((Address1))
        ----------------------------------------------------
City, State, Zip:         ((City)), ((State)) ((PostalCode))
                 ------------------------------------------------------------
Telephone, Fax:  ((Phone))/((Fax))
               ---------------------------------------------
Taxpayer I.D. Number
                     ---------------------------------------





8